UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 21, 2012

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 12, 2012, Nexxus Lighting, Inc. (“Nexxus” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC (the “Investor”), an affiliate of Aston Capital, LLC. On September 25, 2012, the Company and the Investor closed the transactions contemplated by the Investment Agreement (the “Closing”), and the Company issued to the Investor 600,000 shares of newly-created Series B Convertible Preferred Stock, $.001 par value per share (the “Preferred Stock”) in consideration of a cash payment of $6 million (the “Investment”). The Preferred Stock is convertible into shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) at a conversion price per share equal to $0.13, subject to certain anti-dilution adjustments.

Also, in connection with the Closing, on September 25, 2012, the Company and the Investor entered into a Registration Rights Agreement, whereby the Company granted the Investor certain demand and tag-along registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock. The Registration Rights Agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

A portion of the proceeds from the Investment were used in connection with the settlement of a lawsuit brought against the Company by Koninklijke Philips Electronics N.V. and Philips Solid-State Lighting Solutions, Inc. (collectively, “Philips”) on March 26, 2012, alleging that the Company’s Array and certain other products infringe certain of Philips’ patents for LED lighting. On September 25, 2012, the Company and Philips entered into a Settlement and Patent License Agreement whereby the Company received a license to use certain Philips’ patents for LED lighting in consideration of royalty payments.

In addition, as previously reported, on September 25, 2012, the Company closed the transactions contemplated by the termination and exchange agreement (the “Exchange Agreement”), whereby approximately $2.5 million in indebtedness represented by promissory notes maturing in June 2013 was extinguished and exchanged for a total of $880,000 in cash and 1,000,000 newly-issued shares of the Company’s Common Stock (the “Exchange”).

The terms of the Preferred Stock and the agreements we entered into in connection with the Investment and the Exchange are summarized in the Current Report on Form 8-K we filed with the Securities and Exchange Commission on September 17, 2012 (the “September 17 8-K”). The foregoing description of the Investment Agreement, the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the Exchange Agreement attached as Exhibits 10.1 and 10.2, respectively, to the September 17 8-K, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 1.02. In connection with the closing the Exchange, approximately $2.5 million in indebtedness represented by existing promissory notes of the Company maturing in June 2013 were terminated.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. The Company issued and sold its securities in the Investment and the Exchange pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.03. Pursuant to the Investment Agreement, the Company issued 600,000 shares of Preferred Stock, the terms of which are more fully described in the Certificate of Designations with respect to the Preferred Stock (the “Certificate of Designations”).

The Preferred Stock will have a liquidation preference of $10 per share. The Preferred Stock also will share ratably on an as-converted basis with the Company’s Common Stock in the payment of dividends and distributions. In addition, the Company will be prohibited from taking certain actions specified in the Certificate of Designations without the consent of the holders of at least a majority of the then outstanding shares of Preferred Stock.

Initially, the Investor will have the right to appoint four members to the Company’s board of directors (the “Board”), with the size of the Board not to exceed seven members. The Investor’s right to appoint four directors will decline proportionately to take into account subsequent material reductions in the Investor’s Preferred Stock ownership position in the Company. In connection with the Closing, all of the current members of the Company’s Board of Directors have resigned, and the following seven persons were appointed to the Company’s Board: Robert V. LaPenta, James A. DePalma, Robert V. LaPenta, Jr., Robert A. Basil, Jr., Stephen G. Virtue, Bill Ingram and Dennis McCarthy. Stephen G. Virtue, Bill Ingram and Dennis McCarthy will qualify and serve as “Independent Directors” under applicable NASDAQ rules.

The description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1, and incorporated by reference herein.

Item 5.01	Change in Control of the Registrant.

At Closing, the Investor acquired 600,000 shares of Preferred Stock in consideration of a cash payment of $6 million, funded from cash on hand at Aston Capital, LLC. As a result of the Investment, the Investor has acquired control of the Company. After giving effect to the conversion of the Preferred Stock and the other transactions contemplated by the Investment Agreement, the Investor would own 46,153,846 shares, or approximately 73% of the Company’s outstanding Common Stock. The Preferred Stock represents approximately 73% of the outstanding voting stock of the Company on an as-converted basis. The Investor is entitled to vote the Preferred Stock on an as-converted basis with the Company’s Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing of the Investment, all of the current members of the Company’s Board of Directors have resigned. On September 25, 2012, Robert V. LaPenta, James A. DePalma, Robert V. LaPenta, Jr., Robert A. Basil, Jr., Stephen G. Virtue, Bill Ingram and Dennis McCarthy were appointed to serve on our Board as the Investor’s designees. Messrs. LaPenta, DePalma, LaPenta, Jr. and Basil are affiliated with Aston Capital, LLC, a private investment company specializing in investments in secure military communication companies and companies with green technologies. Stephen G. Virtue, Bill Ingram and Dennis McCarthy will qualify and serve as “Independent Directors” under applicable NASDAQ rules. Messrs. McCarthy, Virtue and Ingram, our Independent Directors, will serve on the Audit Committee of our Board. Messrs. LaPenta, DePalma and Ingram will serve on the Compensation Committee of our Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.03 is incorporated by reference in its entirety in this Item 5.03. On September 21, 2012, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges and restrictions applicable to the Preferred Stock. The Certificate of Designations became effective upon filing.

Item 8.01	Other Events.

The press release announcing the Closing of the Investment and the Exchange is attached hereto as Exhibit 99.1.

The press release announcing the settlement and patent license agreement between the Company and Philips is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Nexxus Lighting, Inc.

10.1	Registration Rights Agreement dated September 25, 2012

10.2	Investment Agreement dated September 12, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 17, 2012)

10.3	Exchange Agreement dated September 12, 2012 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 17, 2012)

99.1	Press Release dated September 25, 2012 announcing the closing of the Investment

99.2	Press Release dated September 25, 2012 announcing the settlement and patent license agreement between the Company and Philips

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2012	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
Name: Gary R. Langford
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Nexxus Lighting, Inc.

10.2	Registration Rights Agreement dated September 25, 2012

10.3	Investment Agreement dated September 12, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 17, 2012)

10.4	Exchange Agreement dated September 12, 2012 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 17, 2012)

99.1	Press Release dated September 25, 2012 announcing the closing of the Investment

99.2	Press Release dated September 25, 2012 announcing the settlement and patent license agreement between the Company and Philips